Exhibit 99.1

VERTEX CORPORATE HOLDINGS INC.

ANNUAL REPORT

Year ended December 31, 2015

CONSOLIDATED FINANCIAL STATEMENTS

INDEPENDENT AUDITOR’S REPORT

Independent Auditor’s Report

Board of Directors

Vertex Corporate Holdings Inc.

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Vertex Corporate Holdings Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2015, the related consolidated statements of income, comprehensive income, statement of stockholder’s equity and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vertex Corporate Holdings Inc. and its subsidiaries as of December 31, 2015 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Hein & Associates LLP

Houston, Texas

October 4, 2017

VERTEX CORPORATE HOLDINGS INC.

CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share amounts)

December 31,
2015
Assets

Current assets:
Cash	$8
Accounts receivable, net	2,561
Inventories, net	15,517
Deferred tax assets (current portion)	161
Other current assets	69
Total current assets	18,316
Property and equipment, net	74
Goodwill	5,363
Deferred tax assets, net	612
Other assets	116
Total assets	$24,481

Liabilities and stockholder’s equity
Current liabilities:
Trade accounts payable	$2,597
Accrued expenses	743
Total liabilities	3,340
Commitments and contingencies (Note 5 and 6)	—
Stockholder’s equity:
Common stock, $1.00 par value, 4,300,000 shares authorized, issued and outstanding	4,300
Distribution to parent	(15,365)
Retained earnings	32,206
Total stockholder’s equity	21,141
Total liabilities and stockholder’s equity	$24,481

The accompanying notes are an integral part of this consolidated financial statement.

VERTEX CORPORATE HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

(In thousands)

Year Ended
December 31,
2015

Revenue	$33,996
Cost of sales	20,794
Gross profit	13,202

Selling expenses	9,011
General and administrative expenses	969
Income before income taxes	3,222
Income tax expense	1,157
Net income	$2,065
Comprehensive income	$2,065

The accompanying notes are an integral part of this consolidated financial statement.

VERTEX CORPORATE HOLDINGS INC.

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

(In thousands)

					Total
	Common Stock		Distribution	Retained	Stockholder’s
	Shares	Amount	to Parent	Earnings	Equity

Balances - December 31, 2014	4,300	$4,300	$(13,368)	$30,141	$21,073
Distributions	—	—	(1,997)	—	(1,997)
Net income	—	—	—	2,065	2,065
Balances - December 31, 2015	4,300	$4,300	$(15,365)	$32,206	$21,141

The accompanying notes are an integral part of this consolidated financial statement.

VERTEX CORPORATE HOLDINGS INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

Year Ended December 31,
2015
Operating activities:
Net income	$2,065
Adjustments to reconcile net income to cash flows provided by operating activities:
Bad debt expense	103
Depreciation and amortization	48
Deferred income taxes	(102)
Changes in assets and liabilities:
Trade accounts receivable	842
Inventory	(1,544)
Trade accounts payable	440
Other assets and liabilities, net	160
Net cash provided by operating activities	2,012
Investing activities:
Capital expenditures	(16)
Cash used in investing activities	(16)
Financing Actvities:
Distribution to parent	(1,997)
Cash used in financing activities	(1,997)
Net change in cash	(1)
Cash at beginning of year	9
Cash at end of year	$8

The accompanying notes are an integral part of this consolidated financial statement.

VERTEX CORPORATE HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies

Description of Business

Vertex Corporate Holdings, Inc., together with its subsidiaries (collectively “Vertex” or the “Company”) is a master distributor of industrial fasteners with sales and distribution centers throughout the United States specializing in corrosion resistant and specialty alloy inch and metric threaded fasteners, rivets, and hose clamps. Vertex products are used in a broad array of end markets including industrial supply, water and waste water, general manufacturing, power generation, marine, and oil and gas.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of the Company, and its subsidiaries, and have been prepared following accounting principles generally accepted in the United States (“GAAP”). The accompanying consolidated financial statements include the accounts of Vertex Corporate Holdings, Inc. (“VERTEX”) and its direct wholly owned subsidiary, Vertex PFI, Inc. (“VPFI”) and its indirect subsidiary, PFI, LLC (“PFILLC”), which is a wholly owned subsidiary of VPFI. VERTEX and VPFI are both Delaware corporations and PFILLC is a Rhode Island Limited Liability Corporation. VERTEX is a direct wholly owned subsidiary of DXP Enterprises, Inc. (“DXP”, or “Parent”), a Texas Corporation. All significant subsidiary intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company’s presentation of cash includes cash equivalents. Cash equivalents are defined as short-term investments with maturity dates of 90 days or less at time of purchase. The Company places its cash and equivalents with institutions with high credit quality.

Accounts Receivables and Credit Risk

Trade receivables consist primarily of uncollateralized customer obligations due under normal trade terms, which usually require payment within 30 days of the invoice date. However, these payment terms are extended in select cases and customers may not pay within stated trade terms.

The Company has trade receivables from a diversified customer base located in various regions of the United States. The Company believes no significant concentration of credit risk exists. The Company evaluates the credit worthiness of its customers’ financial positions and monitors accounts on a regular basis, but generally does not require collateral. Provisions to the allowance for doubtful accounts are made monthly and adjustments are made periodically (as circumstances warrant) based upon management’s best estimate of the collectability of such accounts. The Company writes-off uncollectible trade accounts receivable when the accounts are determined to be uncollectible. At December 31, 2015, no customer accounted for at least 10% of our accounts receivable balance.

VERTEX CORPORATE HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The Company maintains an allowance for losses based upon the expected collectability of accounts receivable. Changes in this allowance for 2015 were as follows:

(In thousands)
Balance at beginning of year	$104
Bad debt expense	103
Balance at end of year	$207

Inventories

Inventories consist principally of finished goods and are priced at lower of cost or market, cost being determined using the first-in, first-out (“FIFO”) method. Reserves are provided against inventories for estimated obsolescence based upon the aging of the inventories and market trends and are applied as a reduction in cost of associated inventory. The reserve for inventory may periodically require adjustment as the factors identified above change. At December 31, 2015 the inventory reserve was approximately $2.7 million.

Property and Equipment

Property and equipment are carried on the basis of cost. Depreciation of property and equipment is computed using the straight-line method over their estimated useful lives. Maintenance and repairs of depreciable assets are charged against earnings as incurred. When properties are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and gains or losses are credited or charged to earnings.

The principal estimated useful lives used in determining depreciation are as follows:

Furniture, fixtures and equipment	3-20 years
Leasehold improvements	Shorter of estimated useful life or related lease term

Total depreciation expense was approximately $48,000 for the year ended December 31, 2015.

Goodwill

Goodwill represents the excess of the amount paid to acquire businesses over the estimated fair value of tangible assets and identifiable intangible assets acquired, less liabilities assumed. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash flows, discount rates and asset lives among other items. At December 31, 2015, the goodwill balance was approximately $5.4 million representing 21.9% of the Company’s total assets.

The Company’s goodwill impairment assessment first permits evaluating qualitative factors to determine if a reporting unit’s carrying value would more likely than not exceed its fair value. If the Company concludes, based on the qualitative assessment, that a reporting unit’s carrying value would more likely than not exceed its fair value, the Company would perform a two-step quantitative test for that reporting unit. When a quantitative assessment is performed, the first step is to identify a potential impairment, and the second step measures the amount of the impairment loss, if any. Goodwill is deemed to be impaired if the carrying amount of a reporting unit’s goodwill exceeds its estimated fair value. The Company’s qualitative assessment for the year ended December 31, 2015 indicated that there were no significant changes in qualitative factors that would otherwise require the Company to prepare a step-two quantitative test for impairment of goodwill. Consequently, no impairment of goodwill was recognized in the financial statements for the year ended December 31, 2015.

VERTEX CORPORATE HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Impairment of Long-Lived Assets, Excluding Goodwill

The Company normally tests long-lived assets or asset groups for recoverability on an annual basis and when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. At December 31, 2015 the long-lived assets were significantly depreciated with a net book basis of $74,000. Consequently, the Company determined no impairment test was warranted and no impairment was recognized during the year ended December 31, 2015.

Defined Benefit Plan

VERTEX has a non-contributory defined benefit pension plan for those current and former warehouse employees at its Attleboro, Massachusetts location who are subject to a collective bargaining agreement under the PFI Union.

The benefit provisions to participants of the defined benefit plan are calculated based on the number of years of service and an annual negotiated Plan benefit per year of service. Annual compensation (or future compensation increases) is not used in calculating the benefit or future Plan contributions.

It is the Company’s practice to fund amounts for pensions sufficient to meet the minimum funding requirements set forth in applicable employee benefit laws. A total contribution of approximately $22,000 in cash was made to the Plan in the year ended September 30, 2015.

Segment Reporting

The Company operates in a single operating and reporting segment sales of industrial fasteners to the U.S. market.

Revenue Recognition, Returns & Allowances

The Company recognizes revenue when the following four basic criteria have been met:

1. Persuasive evidence of an arrangement exists;

2. Delivery has occurred or services have been rendered;

3. The seller’s price to the buyer is fixed or determinable; and

4. Collectability is reasonably assured.

The Company records revenue when customers take delivery of products. Customers may pick up products at any distribution center location or products may be delivered via third party carriers. Products shipped via third party carriers are considered delivered based on the shipping terms, which are generally FOB shipping point. Normal payment terms are net 30 days. Customers are permitted to return product only on a case by case basis. Product exchanges are handled as a credit, with any replacement item being re-invoiced to the customer. Customer returns are recorded as an adjustment to sales.

In the past, customer returns have not been material. The Company has no installation obligations. The Company may offer sales incentives, which are accrued monthly as an adjustment to sales. The Company reserves for potential customer returns based upon the historical level of returns.

VERTEX CORPORATE HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Shipping and Handling Costs

The Company classifies shipping and handling charges billed to customers as sales. Shipping and handling charges paid to others are classified as a component of cost of sales.

Cost of Sales and Selling, General and Administrative Expense

Cost of sales includes product and product related costs, inbound freight charges, internal transfer costs and depreciation. Selling, general and administrative expense includes purchasing and receiving costs, inspection costs, warehousing costs, depreciation and amortization.

Accounting for Uncertainty in Income Taxes

A position taken or expected to be taken in a tax return is recognized in the financial statements when it is more likely than not (i.e., a likelihood of more than fifty percent) that the position would be sustained upon examination by tax authorities. A recognized tax position is then measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various states. The Company’s policy is to recognize interest related to unrecognized tax benefits as interest expense and penalties as operating expenses. The Company believes that it has appropriate support for the income tax positions taken and to be taken on its tax returns and that its accruals for tax liabilities are adequate for all open years based on an assessment of many factors including past experience and interpretations of tax law applied to the facts of each matter.

Financial Instruments

The carrying values of accounts receivable, trade accounts payable and accrued and other current liabilities approximate fair value, due to the short maturity of these instruments.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) is the sole source of authoritative GAAP other than SEC issued rules and regulations that apply only to SEC registrants. The FASB issues an Accounting Standard Update (“ASU”) to communicate changes to the codification. The Company considers the applicability and impact of all ASUs. The following are those ASUs that are relevant to the Company.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” The amendments in this ASU address eight cash flow issues with the intention of reducing current diversity in practice among business entities. The Company will evaluate the eight issues in the amendment and determine if any changes are necessary for compliance. ASU No. 2016-15 is effective for annual and interim periods beginning after December 31, 2017; early adoption is permitted and should be applied retrospectively where practical. The Company will determine the date of adoption, once the Company has evaluated the impact of this ASU.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases greater than 1 year, both capital and operating leases. This update is effective for public companies for fiscal years beginning after December 15, 2018 with early adoption permitted. The Company has not yet evaluated this ASU.

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740) — Balance Sheet Classification of Deferred Taxes.” ASU No. 2015-17 eliminates the requirement to classify deferred tax assets and liabilities as current or long-term based on how the related assets or liabilities are classified. All deferred taxes are now required to be classified as long-term including any associated valuation allowances. This guidance is effective for public companies for fiscal years beginning after December 15, 2016 with early adoption permitted on either a prospective or retrospective basis. The Company is currently evaluating the timing of adoption of this ASU which impacts only the balance sheet presentation.

VERTEX CORPORATE HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

In July 2015, the FASB issued ASU No. 2015-11, “Simplifying the Measurement of Inventory” (Topic 330), which changes guidance for subsequent measurement of inventory within the scope of the update from the lower of cost or market to the lower of cost and net realizable value. This update is effective for annual and interim periods beginning after December 15, 2016 and early adoption is permitted. The Company is currently evaluating the effects of adoption of this guidance on the Company’s consolidated financial statements as well as determining the timing of adoption.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, “Revenue Recognition,” and most industry-specific guidance. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments, and assets recognized from costs incurred to obtain or fulfill a contract. The amendments in the ASU must be applied using one of two retrospective methods and are effective for annual and interim periods beginning after December 15, 2018. Early adoption for annual and interim periods beginning after December 31, 2017 is permitted. As the Company recognizes revenue only once product has shipped, it does not believe this ASU will have a significant impact on its revenue recognition policy. However, the Company is still evaluating the impact of this ASU on its financial position and results of operations, timing of adoption, and which implementation method the Company will use.

Income Taxes

Deferred tax assets and liabilities are determined based on differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

2. Detail of Selected Balance Sheet Accounts

Inventories

At December 31, 2015, the carrying values of the Company’s finished goods inventories are $15.5 million net of inventory reserves of approximately $2.7 million.

Property and Equipment

Property and equipment, as of December 31, 2015, were as follows:

(In thousands)
Leasehold improvements	$396
Furniture and fixtures	109
Computer equipment and software	395
Tools and equipment	999
1,899
Accumulated depreciation	(1,825)
$74

Depreciation expense was approximately $48,000 for the year ended December 31, 2015.

VERTEX CORPORATE HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Goodwill

At December 31, 2015, the goodwill balance was $5.4 million, representing 21.9% of the Company’s total assets. No impairments or additions were recognized during the year ended December 31, 2015.

Distribution to Parent

The balance at December 31, 2015, reflects the net of movements of cash, inventory, income taxes and expense charges between the Company and Parent.

Accrued Expenses

Accrued expenses, as of December 31, 2015, were as follows:

(In thousands)
Income taxes payable	$304
Accrued commissions	241
Net pension liability	101
Other	97
$743

3. Fair Value

Within the framework for measuring fair value, ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard defines the three levels of inputs used to measure fair value as follows:

●	Level 1: Inputs are unadjusted quoted prices for identical assets or liabilities in active markets, which primarily consist of financial instruments, traded on exchange or futures markets.

●	Level 2: Inputs are other than quoted prices in active markets (included in Level 1), which are directly or indirectly observable as of the financial reporting date, including derivative instruments transacted primarily in over-the-counter markets.

●	Level 3: Unobservable inputs, which include inputs derived through extrapolation or interpolation that cannot be corroborated by observable market data.

As of December 31, 2015, the Company had no outstanding assets or liabilities (except plan assets) measured at fair value on a recurring basis which were measured using Level 1 and Level 2 inputs.

The Plan assets at December 31, 2015 of $847,000 are all classified as Level 1 and as such have readily observable prices and therefore a reliable fair market value.

Inventories consist principally of finished goods and are priced at lower of cost or market, cost being determined using the FIFO method. Reserves are provided against inventories for estimated obsolescence based upon the aging of the inventories and market trends (which were determined to be level 3 inputs) and are applied as a reduction in cost of associated inventory.

VERTEX CORPORATE HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

4. Income Taxes

The provision for income taxes for the year ended December 31, 2015 was as follows:

(In thousands)
Current:
Federal	$1,020
State	35
Deferred
Federal	95
State	7

Income tax expense	$1,157

The difference between income taxes computed at the federal statutory income tax rate (35%) and the provision for income taxes, for year ended December 31, 2015, was as follows:

(In thousands)
Income before income taxes	$3,222
Statutory federal income tax rate	35%
Computed “expected” federal income tax expense	1,128
Increase in tax resulting from:
State tax, net of federal benefit	27
Other, net	2
Total income tax expense	$1,157

VERTEX CORPORATE HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Deferred tax liabilities and assets as of December 31, 2015 were comprised of the following:

(In thousands)
Deferred tax assets:
Allowance for doubtful accounts	$72
Uniform Cap Sec 263 A Costs	89
Property and equipment	46
Goodwill	573
Total deferred tax assets	780
Deferred tax liabilities:
Other	7
Total deferred tax liabilities	7
Net deferred tax assets	$773

5. Commitments and Contingencies

The Company leases facilities under various operating leases. The future minimum rental commitments as of December 31, 2015, for non-cancelable leases are as follows:

(In thousands)
2016	$1,447
2017	1,426
2018	1,094
2019	967
2020	959
$5,893

Rental expense for operating leases was approximately $1.8 million for the year ended December 31, 2015.

From time to time, the Company may be party to various legal proceedings arising in the ordinary course of business. While VERTEX is unable to predict the outcome of these lawsuits, it believes that the ultimate resolution will not have, either individually or in the aggregate, a material adverse effect on VERTEX’s consolidated financial position, cash flows, or results of operations.

6. Retirement-related Benefits

Defined Contribution Plan

Through its Parent, the Company’s employees are offered a 401(k) plan which is available to substantially all employees. The Company matches employee contributions at a rate of 50 percent of up to 4 percent of salary deferral.

VERTEX CORPORATE HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Defined Benefit Plan

VERTEX has a non-contributory defined benefit pension plan for those current and former warehouse employees at its Attleboro, Massachusetts location who are subject to a collective bargaining agreement under the PFI Union. At December 31, 2015 there were thirty-six employees covered by the Plan with the following breakdown, fourteen active, fourteen retired and eight terminated.

The benefit provisions to participants of the defined benefit plan are calculated based on the number of years of service and an annual negotiated Plan benefit per year of service. Annual compensation (or future compensation increases) is not used in calculating the benefit or future Plan contributions.

It is the Company’s practice to fund amounts for pensions sufficient to meet the minimum funding requirements set forth in applicable employee benefit laws. A total contribution of approximately $22,000 in cash was made to the Plan in the year ended September 30, 2015.

Provided below, as of and for the year ended September 30, 2015 were the components of the changes in the benefit obligation and Plan assets and a reconciliation of the funded status to the assets and liabilities recognized in the consolidated balance sheet:

(In thousands)
Change in benefit obligation:
Benefit obligation at October 1, 2014	$795
Service cost	56
Interest cost	34
Actuarial gain/(loss)	(33)
Benefits paid	(22)
Benefit obligation at September 30, 2015	830

Change in plan assets:
Fair value of plan assets at October 1, 2014	809
Actual return on plan assets	9
Employer contributions	22
Benefits paid	(22)

Fair value of plan assets at September 30, 2015	818

Under funded at September 30, 2015	$(12)

The $12,000 difference between Plan assets and accrued obligations represents the amount by which the Plan was under funded as of September 30, 2015 and is reflected in the Company’s balance sheet at December 31, 2015 in accrued expenses.

Weighted-average assumptions used to measure net periodic benefit obligation for the Plan year ended September 30, 2015:

Discount rate	4.40%
Compensation increase	0.00%

Weighted-average assumptions used to measure net periodic benefit cost for the Plan year ended September 30, 2015:

Discount rate	4.32%
Expected long-term return on plan assets	5.00%
Compensation increase	0.00%

VERTEX CORPORATE HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The following table represents the pension plan’s weighted-average asset allocations for the Plan year ended September 30, 2015:

Equity securities	60%
Debt securities	40%
Real estate	0%
Other	0%

The Plan assets at December 31, 2015 of $847,000 are all classified as Level 1 and as such have readily observable prices and therefore a reliable fair market value.

The following table represents the total expected benefit payments to defined benefit pension plan participants:

(In thousands)
2016	$224
2017	85
2018	85
2019	142
2020	16
2021 to 2026	402
Total	$954

7. Subsequent Events

On October 3, 2016, HWC Wire & Cable Company (the “Buyer”), a wholly owned subsidiary of Houston Wire and Cable Company acquired all of the issued and outstanding shares of common stock of VERTEX and its subsidiaries from DXP pursuant to a Stock Purchase Agreement, dated as of October 3, 2016 between DXP and the Buyer (the “Purchase Agreement”). Houston Wire and Cable Company has guaranteed the obligations of the Buyer under the Purchase Agreement.

The purchase price for the acquisition consisted of $32.million in cash and is subject to a post-closing adjustment based on the net working capital of Vertex as of the closing date. The Buyer financed the payment of the purchase price through borrowings under an amendment to the Fourth Amended and Restated Loan and Security Agreement (the “2015 Loan Agreement”).

In addition, the Company granted 21,000 shares of restricted stock to four members of the Vertex management team. The shares will vest and declared dividends will be accrued, subject to their employment with the Buyer.

Also on October 3, 2016, in connection with the Vertex acquisition, the Buyer, Houston Wire and Cable Company, Vertex, and Bank of America, N.A., as agent and lender, entered into a First Amendment to the 2015 Loan Agreement (the “Loan Agreement Amendment”) amending the 2015 Loan Agreement. The Loan Agreement Amendment adds Vertex as borrower (and lien grantor) and provides the terms for inclusion of Vertex’s eligible accounts receivable and eligible inventory in the borrowing base for the 2015 Loan Agreement.

The Company has evaluated subsequent events through October 4, 2017, and determined that, other than the above, there were no events which should be disclosed or recognized in the financial statements.